CIGNA  CORPORATION                                                                                                 EXHIBIT 11
COMPUTATION  OF  EARNINGS  PER  SHARE
(Dollars in millions, except per share amounts)
                                                               Three Months Ended                         Nine Months Ended
                                                                  September 30,                             September 30,
                                                             1997               1996                   1997               1996
===================================================================================================================================

----------------------------------------------------------
Primary Earnings Per Share
----------------------------------------------------------

NET INCOME AVAILABLE TO
   COMMON SHARES                                        $         279      $         281          $         846      $         750
------------------------------------------------------=============================================================================

WEIGHTED AVERAGE SHARES:
    Common shares                                          73,957,348         75,705,848             73,974,661         76,154,099
    Common share equivalents applicable
        to stock options                                    1,084,117            349,199                815,956            430,934
-----------------------------------------------------------------------------------------------------------------------------------

            Total                                          75,041,465         76,055,047             74,790,617         76,585,033
------------------------------------------------------=============================================================================


PRIMARY EARNINGS PER SHARE                              $        3.72      $        3.69          $       11.31      $        9.80
------------------------------------------------------=============================================================================




----------------------------------------------------------
Fully Diluted Earnings Per Share
----------------------------------------------------------

NET INCOME AVAILABLE TO
   COMMON SHARES                                        $         279      $         281          $         846      $         750
------------------------------------------------------=============================================================================

WEIGHTED AVERAGE SHARES:
    Common shares                                          73,957,348         75,705,848             73,974,661         76,154,099
    Common share equivalents applicable
        to stock options                                    1,084,117            379,876                833,131            462,101
-----------------------------------------------------------------------------------------------------------------------------------

            Total                                          75,041,465         76,085,724             74,807,792         76,616,200
------------------------------------------------------=============================================================================


FULLY DILUTED EARNINGS PER SHARE                        $        3.72      $        3.69          $       11.31      $        9.79
------------------------------------------------------=============================================================================
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